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[NATIONAL WATERWORKS LOGO]                             NEWS RELEASE

FOR IMMEDIATE RELEASE

                   NATIONAL WATERWORKS, INC. TO EXTEND PERIOD
                   FOR SOLICITING CONSENTS IN CONNECTION WITH
               PROPOSED AMENDMENT TO RESTRICTED PAYMENTS COVENANT

Waco, Texas - (BUSINESS WIRE) - November 12, 2003 - National Waterworks, Inc. (the "Company": NATLWW) announces an extension of its pending consent solicitation (the "Consent Solicitation") to amend the Restricted Payments covenant in the indenture governing its 10.50% Senior Subordinated Notes due 2012 (the "Notes") to permit payment of the dividend as described in the Consent Solicitation Statement dated October 29, 2003 (the "Consent Solicitation Statement").

The expiration date for the Consent Solicitation has been extended from 5:00 p.m., New York City time, on November 12, 2003, to 5:00 p.m., New York City time, on November 19, 2003, unless further extended.

The Consent Solicitation is subject to the terms and conditions of the Consent Solicitation Statement, as amended hereby. This announcement amends and supplements the Consent Solicitation Statement solely with respect to the expiration date described above. All other terms and conditions of the Consent Solicitation Statement remain in full force and effect.

Questions related to the Consent Solicitation should be directed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attn: Credit Liability Management, (800) 828-3182, in its capacity as a solicitation agent in connection with the Consent Solicitation.

National Waterworks distributes a full line of pipes, fittings, valves, meters, fire hydrants and other components that are used to transport clean water and wastewater between reservoirs and treatment plants and residential and commercial locations. Its products are integral to building, repairing, and maintaining waste and wastewater (sewer) systems and serve as part of the basic municipal infrastructure. Through its network of over 130 branches in 35 states, it sells directly to municipalities and to contractors who serve municipalities and also perform residential, commercial and industrial waterworks projects.

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Contacts:      National Waterworks, Inc.
               Thomasville, GA
               Judy Barrow, (229) 227-8611
               judy.barrow@natlww.com